Exhibit 10.4

      THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO GLOBETEL COMMUNICATIONSCORP. THAT SUCH REGISTRATION IS NOT REQUIRED.

                                CONVERTIBLE NOTE

            FOR VALUE RECEIVED. GLOBETEL COMMUNICATIONS CORP., a Delaware corporation (hereinafter called "Borrower"),. hereby promises to pay to Infinity Capital Partners, LLC (the "Holder') or order, without demand, the sum of One hundred and twenty-five Thousand Dollars ($125,000.00), with simple interest accruing at the annual rate of 12%, on November 5, 2003 (the `Maturity Date').

            The following terms shall apply to this Note:

                                   ARTICLE I

                           DEFAULT RELATED PROVISIONS

            1.1 Payment Grace Period. The Borrower shall have a five (5) day grace period to pay any monetary amounts due under this Note, after which grace period a default interest rate of twenty percent (20%) per annum shall apply to the amounts owed hereunder.

            1.2 Conversion Privileges. The Conversion Privileges set forth In
Article II shall remain in full forco and effect immediately from the date hereof and until the Note is paid in full or is fully converted into shares of the Company's Common Stock.

            1.3 Interest Rate. Subject to the Holder's right to convert, interest payable on this Note shall accrue at the annual rate of twelve percent (12%) and be payable in arrears commencing December 31, 2002 and quarterly thereafter, and on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below.

                                   ARTICLE II

                                CONVERSION RIGHTS

            The Holder shall have the right to convert the principal amount and interest due under this Note into Shares of the Borrower's Common Stock as set forth below.

            2.1 Conversion into the Borrower's Common Stock.

            (a) Conversion and Notice. The Holder shall have the right from and after the issuance of this Note and then at any time until this Note is fully paid, to convert any outatanding and unpaid principal portion of this Note, and/or at the Holder's election, the interest accrued on the Note, (the date of giving of such notice of conversion as provided in this Section 2.1(a) being a "Conversion Date") into fully paid and nonassessable shares of common stock of Borrower as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such stock shall hereafter be changed or reclassified (the "Common Stock") at the conversion price as defined in Section 2.1(b) hereof (the "Conversion Price"), determined as provided in that Section. Holder will give notice of its decision to exercise its right to convert the Note or part thereof by transmitting an executed and completed Notice of Conversion (as defined in the Note) together with the Note to the Company via express courier. The Company will cause the transfer agent to transmit the Company's Common Stock certificates representing the Shares issuable upon conversion of the Note, and will transmit a new Note for the balance of the Note not so converted, to the Holder via express courier for receipt by such Holder within three (3) business days after receipt by the Company of the Notice of Conversion (the "Delivery Date"). . The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal (and interest, at the election of the Holder) of the Note to be converted, by the Conversion Price.

            (b) Conversion Price. Subject to adjustment as provided in Section 2.1(c) hereof, the Conversion Price per share shall be the lower of the Fixed Conversion Price and the Variable Conversion Price, computed as follows:

                  (i) Fixed Conversion Price. The Fixed Conversion Price shall be $0.025 per share, and was computed as seventy-five percent (75%) of the average of the five lowest closing bid prices for the Common Stock on its Principal Market for the twenty trading days prior to but not including the date on which the Company received the proceeds of this Note from the Holder.

                  (ii) Variable Conversion Price. The Variable Conversion Price shall be seventy-five percent (75%) percent of the average of the three lowest closing bid prices for the Common Stock on the Principal Market, or on any securities exchange or other securities market on which the Common Stock is then being listed or traded, for the twenty (20) trading days prior to but not including the Conversion Date.

                  (iii) "Principal Market" means the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System. American Stock Exchange. or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock), or if not then trading on a Principal Market, such other principal market or exchange where the Common Stock is listed or traded.


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

            (c) Antidilution Adjustment to Fixed Conversion Price. The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion shall be subject to adjustment from rime to time upon the happening of certain events while this conversion right remains outstanding, as follows:

                  A. Merger, Sale of Assets, etc. If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and properly as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, (i) the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance, and (ii) if as a result of any of the transactions referred to in this Section 2.l(c)A the Common Stock ceases to exist, the Variable Conversion Price provisions of Section 2.1(b)(ii) shall have no further applicability from and after that event occurs.

                  B. Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change

                  C. Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock. the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

                  D. Adjustment for Share Issuance.

                        i. If the Borrower at any time while this Note remains outstanding shall issue any shares of Common Stock for a consideration less than the Fixed Conversion Price that would be in effect at the time of such issue (excluding "Excluded Share Issuances" defined in clause (ii) immediately following), then, and thereafter successively upon each such issue, the Conversion Price shall be reduced as follows: (i) the number of shares of Common Stock outstanding immediately prior to such issue shall be multiplied by the Conversion Price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any, received by the Borrower upon such issue of additional shares of


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

Common Stock; and (ii) the sum so obtained shall be divided by the number of shares of Common Stock outstanding immediately after such issue. The resulting quotient shall be the adjusted Fixed Conversion Price.

                        ii. No adjustment in the Fixed Conversion Price shall be required on account of any of the following "Excluded Share Issuances";

                              1st. Issuance of shares in connection with an event provided for in Sections 2.l(c)A, 2.l(c)B or 2.1(c)C immediately above;

                              2nd. Issuance of shares of Common Stock upon conversion of this Note;

                              3rd.  Issuance of shares of Common Stock or
                                    options, warrants or other rights to
                                    purchase Common Stock issued or granted to employees, officers or directors of, or consultants or advisors to the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements approved by the Company's Board of Directors;

                              4th. Issuance of shares of Common Stock pursuant to the exercise of options, warrants or other rights to purchase Common Stock or conversion of convertible securities outstanding on the issue date of this Nate or granted in accordance with clause "3rd";

                              5th. Issuance of shares of Common Stock pursuant to any bona fide equipment leasing arrangement, or debt financing from a bank or similar financial institution approved by the Board of Directors; and

                              6th.  Issuance of securities issued in a
                                    transaction with a vendor, customer or
                                    strategic partner, up to a maximum of either
                                    (i) 0.5% of outstanding shares of Common
                                    Stock on a fully diluted basis in a single transaction or (ii) 2.0% of outstanding shares of Common Stock on a fully diluted basis in the aggregate.

                        iii. Except for the Excluded Share Issuances, for purposes of this adjustment, the issuance of any security of the Borrower carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common


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

Stock shall result in an adjustment to the Conversion Price upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights.

            (d) Maximum Conversion. The Holder shall observe the following limitations on the principal amount of the Note that is converted on any Conversion Date:

                  i. Value/Volume Limit. The Holder will not convert a greater principal amount of the Note on any Conversion Date than (i) $30,000 or (ii) that principal amount that yields a number of shares of Common Stock equal to the highest trading volume on the Principal Exchange in any period of 30 consecutive minutes on that Conversion Date, whichever of (i) or (ii) produces the higher limit; and

                  ii. Ownership Limit. The Holder will not convert, on any Conversion Date, a principal amount of the Note conversion of which would yield a number of shares of Common Stock exceeding the limit in the next sentence. That limit is (i) 4.99% of the outstanding shares of Common Stock of the Company on such Conversion Date, minus (ii) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on that Conversion Date, beneficial ownership being determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. The Holder shall not be limited to aggregate conversions of only 4.99% otherwise than by the terms of the preceding sentence. The Holder may terminate the conversion limitation described in this clause (c)(ii) upon 75 days prior written notice to the Company.

            (e) Late Delivery or Payments. The Company understands that a delay in the delivery of the Shares in the form required pursuant to Section 2.1(a) hereof, or the Mandatory Redemption Amount described in Section 2.1(f) hereof, beyond the Delivery Date or Mandatory Redemption Payment Date (as defined in
Section 2.1(f)) could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to make late payments to the Holder for late issuance of Shares in the form required pursuant to Section 2.1 hereof upon Conversion of the Note or late payment of the Mandatory Redemption Amount, in the amount of $100 per business day after the Delivery Date or Mandatory Redemption Payment Date, as the case may be, for each $10,000 of Note principal amount being converted or redeemed. The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Shares by the Delivery Date or make payment by the Mandatory Redemption Payment Date, the Holder will be entitled to revoke all or part of the relevant Notice of Conversion or rescind all or part of the notice of Mandatory Redemption by delivery of a notice to such effect to the Company


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

whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice, except that late payment charges described above shall be payable through the date notice of revocation or rescission is given to the Company.

            (f) Buy-In. In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such shares issuable upon conversion of a Note by the Delivery Date and if ten (10) days after the Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a bona fide sale commitment by such Holder of the Common Stock which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (A) the Holders total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of note principal and/or interest, the Company shall be required to pay the Holder $1,000, plus interest. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-in, together with proof reasonably satisfactory to the Company that the Holder had in fact entered into a sale commitment for at least the number of shares issuable upon the relevant conversion at or before the Lime notice of Conversion was given.

            (g) Mandatory Redemption Payment in Lieu of Share Delivery. In the event the Holder gives notice of Conversion but the Company is prohibited from issuing Shares, or fails to timely deliver Shares on a Delivery Date, then at the Holders election, the Company shall pay to the Holder ten (10) business days after request by the Holder or on the Delivery Date (if requested by the Holder) a sum of money determined by multiplying the outstanding principal amount of the Note designated in the notice of Conversion by 125%, together with accrued but unpaid interest on that portion of the Note from the date the notice of Conversion was given ("Mandatory Redemption Payment"). The Mandatory Redemption Payment must be received by the Holder on the same date as the Company Shares otherwise deliverable or within ten (10) business days after request, whichever is sooner ("Mandatory Redemption Payment Date"). Upon receipt of the Mandatory Redemption Payment, the corresponding Note principal and interest will be deemed paid and no longer outstanding.

            (h) Reservation of Shares. During the period the conversion right exists. Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.


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

            2.2 Transfer Agent Instructions. Upon the conversion of the Note or part thereof, the Company shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel) to assure that the Company's transfer agent shall issue stock certificates in the name of Holder (or its nominee) or such other persons as designated by Holder and in such denominations to be specified at conversion representing the number of shares of common stock issuable upon such conversion. The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that the Shares will not contain a legend restricting their resale or transferability provided the resale of the Shares has been regoistered pursuant to an effective registration statement, or that such resale is otherwise exempt from registration.

            2.3 Injunction-Posting of Bond. In the event a Holder shall elect to convert a Now or part thereof, the Company may not refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of said Note shall have been sought and obtained and the Company posts a surety bond for the benefit of such Holder in the amount of 130% of the amount of the Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

                                  ARTICLE III

                                EVENT OF DEFAULT

            The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived, except as set forth below;

            3.1 Failure to Pay Principal or Interest. The Borrower fails to pay any installment of principal or interest hereon when due and such failure continues for a period of five (5) days after the due date, The five (5) day period described in this Section 3.1 is the same five (5) day period described in Section 1.1 hereof.

            3.2 Breach of Covenant. The Borrower breaches any material covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of seven (7) days after written notice to the Borrower from the Holder.

            3.3 Breach of Representation and Warranties. Any material representation or warranty of the Borrower made herein, in the Subscription Agreement entered into by the Holder and Borrower in connection with this Note, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect.


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

            3.4 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

            3.5 Judgments. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

            3.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within 45 days of initiation.

            3.7 Delisting. Delisting of the Common Stock from the Principal Market or such other principal exchange on which the Common Stock is listed for trading; Borrower's failure to comply with the conditions for listing; or notification from the Principal Market that the Borrower is not in compliance with the conditions for such continued listing.

            3.8 Stop Trade. An SEC stop trade order or Principal Market trading suspension is issued with respect to the Company's Common Stock and continues in effect for more than three consecutive trading days.

            3.9 Failure to Deliver Common Stock or Replacement Note. Borrower's failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note, or to deliver a replacement Note for any unconverted principal balance.

                                   ARTICLE IV

                                  MISCELLANEOUS

            4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

            4.2 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or sent by fax transmission (with copy sent by regular, certified or registered mail or by overnight courier). For the purposes hereof, the address and fax number of the Holder is as set forth on the first page hereof. The address and fax number of the Borrower shall be Globetel Communications Corp., 444 Brickell Avenue. Suite 522, Miami, FL 33131, fax number: 305.579.9930. Both Holder and Borrower may change the address and fax number for service by service of notice to the other as herein provided. Notice of Conversion shall be deemed given when made to the Company pursuant to the Subscription Agreement.


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

            4.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

            4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder.

            4.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

            4.6 Governing Law. This Note shall be governed by and construed in accordance-with-the laws of the State of Nevada. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Nevada or in the federal courts located in the state of Nevada. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

            4.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

            4.8 Redemption. This Note may be redeemed, in whole or part, by the Company at a price equal to 125% of the outstanding principle amount, including interest (and penalties if applicable), within the first 180 days following the effective date of the registration statement covering the Registrable Securities (as defined in the Subscription Agreement).

            4.9 Security Interest. The holder of this Note has been granted a security interest in common stock of the Company more fully described in a Security Agreement.

            IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its President and Chief Executive Officer on this 5 day of November 2002.

                                                   GLOBETEL COMMUNICATIONS CORP.


                                                   By:__________________________
                                                             Timothy Huff

WITNESS:

___________________________


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